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                             Joint Filing Agreement

     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: September 7, 2006

                                        RONALD S. LAUDER


                                        By: /s/ Jacob Z. Schuster
                                            ------------------------------------
                                        Name: Jacob Z. Schuster, as
                                              Attorney-in-fact


                                        RSL INVESTMENTS CORPORATION


                                        By: /s/ Jacob Z. Schuster
                                            ------------------------------------
                                        Name: Jacob Z. Schuster
                                        Title: President, Secretary and
                                               Treasurer


                                        CME HOLDCO, L.P.


                                        By: /s/ Jacob Z. Schuster
                                            ------------------------------------
                                            Jacob Z. Schuster, Executive Vice
                                            President, RSL Investment LLC, its
                                            General Partner


                                        RSL INVESTMENT LLC


                                        By: /s/ Jacob Z. Schuster
                                            ------------------------------------
                                        Name: Jacob Z. Schuster
                                        Title: Executive Vice President